Exhibit 4a
                                                                     Page 1

                          Front Side of Certificate of Stock

                                 Picture of Scientist
                              in early laboratory scene
                          FOUNDED IN 1923 BY HERMAN O. WEST

          Number                                                   Shares

          W_______________
               COMMON STOCK                              COMMON STOCK
          INCORPORATED UNDER THE LAWS                  CUSIP 955306 10 5
          OF THE COMMONWEALTH OF
          PENNSYLVANIA

                          WEST PHARMACEUTICAL SERVICES, INC.

               This certifies that

                                                                SEE REVERSE
                                                                FOR CERTAIN
                                                                DEFINITIONS

               is the owner of

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.25 PER SHARE OF

          West Pharmaceutical Services, Inc. transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of (1) the Articles of Incorporation and all amendments thereto and (2) any statement on the reverse side of this certificate.

               This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
               Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

          Dated:

          John R. Gailey      Picture of               William G. Little
          Secretary           Company Seal             Chairman of the Board

                                              COUNTERSIGNED AND REGISTERED:
                                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                        (NEW YORK, N.Y.)
                                   BY                        TRANSFER AGENT
                                                              AND REGISTRAR

                                   AUTHORIZED SIGNATURE

                          Back side of Certificate of Stock          Page 2

               The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common     UNIF GIFT MIN ACT --Custodian --
          TEN ENT -    as tenants by the                 (Cust)      (Minor)
                    entireties               under Uniform Gifts to Minors
          JT TEN  - as joint tenants         Act_________________________
                    with right of                      (State)
                    survivorship and not
                    as tenants in common

          Additional abbreviations may also be used though not in the above list.

               For value received, ________hereby sell, assign and transfer unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE______________________

          _________________________________________________________________
          (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

          of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
          __________________________________________   Attorney to transfer
          the said stock on the books of the within named Corporation with full power of substitution in the premises.

          Dated______________________


          ___________________________________________________________
          NOTICE: The signature to this agreement must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.





               This certificate also evidences and entitles the holder hereof to certain Flip-In Rights as set forth in a Flip-In Rights Agreement between The West Company, Incorporated and American Stock Transfer & Trust Company, as Right Agent, dated as of January 16,

                    Back Side of Certificate of Stock (continued)    Page 3


          1990 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of West Pharmaceutical Services, Inc..

               Under certain circumstances , as set forth in the Rights Agreement, such Flip-In Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly following receipt of a written request therefor.

               Under certain circumstances, Flip-In Rights beneficially owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) and any subsequent holder of such Flip-In Rights may become null and void.

               This certificate also evidences and entitles the holder hereof to certain Flip-Over Rights as set forth in a Flip-Over Rights Agreement between The West Company, Incorporated, and American Stock Transfer & Trust Company, as Rights Agent, dated as of January 16, 1990 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.

               Under certain circumstances, as set forth in the Rights Agreement, such Flip-Over Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly following receipt of a written request therefor.